                                                                   EXHIBIT 10.33

                          TWELFTH AMENDMENT AND WAIVER

                                       TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

           THIS TWELFTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT (the "AGREEMENT") is being executed and delivered as of September 30, 2001, by and among Waterlink, Inc., a Delaware corporation (the "COMPANY"), the "Banks" party to and as defined in the "Credit Agreement" referred to below (the "BANKS") and Bank of America, N.A. in its capacities as "Agent" for the Banks under the Credit Agreement and "Collateral Agent" for the Banks pursuant to the Collateral Documents (the "AGENT"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms as set forth in the Credit Agreement referred to and defined below.

                              W I T N E S S E T H:

           WHEREAS, the Company, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 27, 1997, as amended and restated as of February 11, 2000, as further amended (the "CREDIT AGREEMENT"), pursuant to which the Banks have agreed, subject to the terms and conditions set forth therein, to extend credit to the Company;

           WHEREAS, the Company (i) has failed to make the Scheduled Repayments of principal due and payable with respect to the Term Loans on August 31, 2001 and on the Term Maturity Date resulting in Events of Default under SECTION 9.01(a) of the Credit Agreement, (ii) has failed to repay the aggregate outstanding principal amount of the Revolving Loans on the Revolving Termination Date, in each case resulting in Events of Default under SECTION 9.01 (a) of the Credit Agreement, (iii) failed to cause to be executed and delivered on or before June 15, 2001 blocked account and lockbox account agreements with respect to each depository, collection and concentration account maintained by the Company as required by SECTION 7.14(e) resulting in an Event of Default under
SECTION 9.01(c) and (iv) failed to diligently pursue, and take material steps toward achieving, sales or other dispositions of all or substantially all of its Remaining Business Units other than its Pure Water business unit as required by
SECTION 7.16 resulting in an Event of Default under SECTION 9.01(c) (collectively, the "EXISTING DEFAULTS"); and

           WHEREAS, the Company has requested that the Banks waive the Existing Defaults and extend the Term Maturity Date and Revolving Termination Date and, subject to the terms and conditions of this Agreement, the Banks have agreed to such requests.

           NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Banks and the Agent, such parties hereby agree as follows:

           SECTION 1. AMENDMENT TO CREDIT AGREEMENT. Subject to the satisfaction of each of the conditions set forth in SECTION 3 of this Agreement, the Credit Agreement is hereby amended as follows (unless otherwise specified, section, article, exhibit and schedule references refer to sections, articles, exhibits and schedules of the Credit Agreement):

           (a) SECTION 1.01 is amended to delete, in its entirety, CLAUSE (ii) of the second PROVISO of the definition of "APPLICABLE MARGIN" and to replace such clause with the following provisions:

         (ii) effective from April 30, 2001 to September 30, 2001, the Applicable Margin shall be, notwithstanding the Level in effect at any time, 3.00% with respect to Base Rate Loans, and (iii) effective from and after October 1, 2001, the Applicable Margin shall be, notwithstanding the Level in effect at any time, 3.50% with respect to Base Rate Loans.

           (b) SECTION 1.01 is amended to delete the definition of "INTEREST COVERAGE RATIO" and to replace such definition with the following definition:

                      "INTEREST COVERAGE RATIO" means, with respect to any period, the ratio of EBITDA to Consolidated Interest Expense.

           (c) SECTION 1.01 is further amended to delete the date "October 1, 2001" set forth in each of the definitions of "LIQUIDITY DATE," "REVOLVING TERMINATION DATE," "SWING LINE TERMINATION DATE" and "TERM MATURITY DATE" and to replace each such date with the date "January 15, 2002."

           (d) SECTION 1.01 is further amended to add the following new definitions in their respective alphabetical locations:

                      "TWELFTH AMENDMENT" means the Twelfth Amendment and Wavier to this Agreement dated as of October 1, 2001.

                      "TWELFTH AMENDMENT EFFECTIVENESS DATE" means the date upon which the Agent advised the Company that the Twelfth Amendment has become effective.

           (e) SECTION 1.01 is further amended to delete the definition of "EBITDA" in its entirety and to replace such definition with the following definition:

                      "EBITDA" means, for any period of determination for the Company and its Subsidiaries, determined in accordance with GAAP, the sum of, without duplication, (a) Net Income for such period, plus (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such Net Income, plus (c) all accrued taxes on or measured by income to the extent included in the determination of such Net Income; PROVIDED, HOWEVER, that Net Income shall be computed for these purposes without giving effect to (i) extraordinary losses or extraordinary gains, (ii) gains or losses with respect to the sale or other disposition of all or substantially all, or any substantial part, of any of the Remaining Business Units, (iii) charges, not to exceed $2,400,000 in the aggregate, for downsizing of the Company's corporate staff (including severance obligations) and closing its

           Cleveland, Ohio corporate offices, or (iv) bank fees incurred pursuant to or in connection with this Agreement (other than Commitment Fees and fees charged hereunder with respect to Letters of Credit).

           (f) SECTION 2.04 is amended to delete both references in such section to the term "Swing Line Termination Date" and to replace such references with references to the term "Twelfth Amendment Effective Date."

           (g) SECTION 2.09(b) is amended to add the following provision to the end of CLAUSE (II) thereof:

           ; PROVIDED, HOWEVER, THAT, if the Company shall consummate a Disposition of the Company's Pure Water business unit on or before the Company's payment of the Scheduled Repayment due November 30, 2001 (subject to the written approval of the requisite Banks as provided in this Agreement), the Net Proceeds with respect to such Disposition shall be applied first to prepay such Scheduled Repayment and otherwise shall be applied pursuant to the foregoing provisions.

           (h) SECTION 2.10(a)(i) is deleted in its entirety and replaced with the following provision:

           On each date set forth below, the Company shall be required to repay the principal amount (or such other amount after giving effect to any prepayments permitted or required pursuant to this Agreement) of the Term Loans as is set forth opposite such date (each, a "Scheduled Repayment"):

                                    Date                          Amount

                           October 31, 2001                        $50,000
                           November 30, 2001                    $2,000,000
                           December 31, 2001                       $50,000
                           Term Maturity Date                  $11,067,250.06

           (i) SECTION 2.11(b) is amended to delete the PROVISO at the end of such section and to replace such PROVISO with the following provision:

           ; PROVIDED, HOWEVER, that, on the Interest Payment Date occurring on May 31, 2001 and on each Interest Payment Date occurring thereafter through and including the first Interest Payment Date occurring on or after the date on which the outstanding principal balance of the Term Loans are repaid in full, the Company shall be obligated to make cash payments of interest accrued hereunder with respect to each Loan as if such Loans only accrued interest at a per annum rate equal to the Base Rate plus 2.00%, with the remaining interest actually accruing hereunder with respect to such Loans being due and payable in full in cash on the each Liquidity Date occurring after May 31, 2001, on the Revolving Termination Date and on the date of acceleration of the Company's obligations under SECTION 9.02, in each case to the extent such remaining interest has been accrued and is unpaid through each such date.

           (j) SECTION 2.12(d) and SECTION 2.12(e) are deleted in their entirety and replaced with the following provision:

                      (d) TWELFTH AMENDMENT FEE. On the earliest to occur of the first Liquidity Date following the Twelfth Amendment Effectiveness Date, the acceleration of the Company's obligations pursuant to
           SECTION 9.02, and the Revolving Termination Date, the Company shall pay to the Agent in cash or other immediately available funds, for distribution to each Bank based on its Pro Rata Share, an amendment fee in an aggregate amount equal to 0.50% of the sum of the aggregate Revolving Loan Commitments plus the aggregate outstanding principal balance of the Term Loans as of November 15, 2001, unless such Liquidity Date shall have occurred on or prior to November 15, 2001 in which case such sum and fee shall be computed as of such Liquidity Date (and after giving effect to any reduction of such sum occurring on such Liquidity Date).

           (k) SECTION 7.14(e) is deleted in its entirety and replaced with the following provision:

                      (e) On or before June 15, 2001, the Company will execute and deliver, and cause to be executed and delivered, in favor of the Agent and the Banks, blocked account and lockbox account agreements, in form and substance acceptable to the Agent, with respect to each depository, collection and concentration account maintained by the Company and each of the Domestic Subsidiaries (other than those accounts maintained by Domestic Subsidiaries comprising the Company's Pure Water business unit (as to which accounts the Company shall use all reasonable efforts to promptly obtain such agreements and in any event on or before November 30, 2001) and other than those determined by the Agent to be immaterial), pursuant to which the Agent would have the right, following the occurrence and during the continuation of any Event of Default, to require that all collections received by the depositories with respect to such accounts shall be maintained in such accounts or transferred (on a daily basis) to the Agent, for application to Loans, L/C Obligations and other obligations of the Company or the Domestic Subsidiaries pursuant to this Agreement or the other Loan Documents, in any such case pursuant to the Agent's exclusive instructions.

           (l) SECTION 7.16 is deleted in its entirety and replaced with the following provision:

                      7.16 STRATEGIC ALTERNATIVE PROCESS. The Company shall diligently pursue, and take material steps toward achieving, sales or other dispositions of all or substantially all of its Pure Water business unit, including, without limitation, by preparing and distributing offering materials with respect to the sale of such Pure Water business unit, facilitating advisors of the Company in making contact with potential purchasers in their due diligence processes with respect thereto, and preparing and negotiating transaction documents with respect thereto. The Company shall provide the Agent with bi-weekly written reports (in form and scope acceptable to the Agent), with the first of such reports due on June 30, 2001, describing the status of its progress in pursuing, and actions it has taken and is planning on taking toward achieving, sales or other dispositions of all or substantially all of its Pure Water business unit.

           (m) ARTICLE VII is further amended to add the following new section to the end of such article:

                      7.17. REFINANCING STATUS REPORTING. On the 15th and 30th calendar day of each calendar month ending after the Twelfth Amendment Effectiveness Date (or if any such day is not a Business Day, on the next succeeding Business Day), the Company will provide the Agent and each Bank with a detailed written explanation of the status of the Company's efforts to refinance or repay the Loans and other obligations to the Banks in full, and on the 30th calendar day of each such calendar month (or next Business Day if such day is not a Business Day), the Company will host a telephone conference call with the Banks to provide the Banks with an oral explanation of the status of such efforts. One or more members of the Company's senior management and board of directors shall participate in each such teleconference.

                      7.18. ASSET BASED MONITORING PROVISIONS. At any time following the consummation of the Company's Disposition of its Pure Water business unit (and subject to written consent thereto by the Banks required to approve such Disposition pursuant to this Agreement), at the Majority Banks' option, the Borrower shall execute and deliver an amendment to this Agreement, in form, scope and substance acceptable to the Majority Banks and the Agent and the Company, providing for the Banks' financial accommodations and outstandings hereunder to be treated and monitored in a manner consistent with the Agent's customary practices for asset-based loans, which amendment would provide (a) a limitation upon the aggregate amount of Loans and L/C Obligations permitted to remain outstanding hereunder based on the realizable value of the Company's eligible Collateral plus an amount to be agreed upon over and above such realizable value, and subject to discretionary eligibility criteria, advance rates, reserves, and appropriate over advance amounts, (b) a requirement that all cash collections and other receipts of the Company be deposited into one or more blocked accounts and concentration accounts subject to agreements in favor of the Agent and with respect to which all available balances would be wired directly to the Agent on a daily basis for application to the outstanding Loans and L/C Obligations (which may be reborrowed as Revolving Loans subject to the terms and conditions of the Agreement as so amended), and (c) periodic borrowing base and other Collateral reporting.

           (n) SECTIONS 8.16 and 8.17 are deleted in their entirety and replaced with the following provisions:

                      8.16. INTEREST COVERAGE RATIO. The Company shall not permit its Interest Coverage Ratio, for any three calendar month period ending on the last day of any calendar month ending on or after October 31, 2001, to be less than 1.25 to 1.00.

           (o) EXHIBIT C is deleted in its entirety and replaced with the exhibit attached hereto as ANNEX 1 to this Agreement.

                  SECTION 2. WAIVER. Subject to the satisfaction of the conditions set forth in SECTION 3 of this Agreement, the Banks hereby waive each of the Existing Defaults.

                  SECTION 3. EFFECTIVENESS OF THE AMENDMENT AND WAIVER; CONDITIONS PRECEDENT. The provisions of SECTIONS 1 and 2 of this Agreement shall become effective as of the date hereof upon the Agent's receipt of each of the following:

                  (a) originally-executed (or facsimiles of originally-executed) counterparts of this Agreement executed and delivered by duly authorized officers of the Company, each Guarantor and each of the Banks;

                  (b) evidence satisfactory to the Agent that the subordinated notes described in Annex A to the Tenth Amendment have been modified, in a manner acceptable to the Agent, to extend the maturity date and all remaining principal payments due thereunder to a date not earlier that January 31, 2002; and

                  (c) payment in full of the fees and expenses described in
         SECTION 6(c) hereof, to the extent invoices with respect thereto are delivered to the Company prior to the satisfaction of the other conditions described in this section.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. The Company and each Guarantor hereby represents and warrants that (a) this Agreement constitutes its legal, valid and binding obligation, enforceable against each such party in accordance with its terms and (b) there is no consent, approval or other requirement known to the Company or such Guarantor which could reasonably be expected to impair or materially delay the Company's or such Guarantor's ability to perform its obligations under this Agreement or the Credit Agreement as proposed to be amended hereby and (c) after giving effect to the provisions of SECTION 2 hereof, no Default or Event of Default will be continuing.

                  SECTION 5. REAFFIRMATION, RATIFICATION AND ACKNOWLEDGMENT. (a) The Company and each of the Guarantors hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Agent, under each Loan Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (iii) agrees that neither such ratification and reaffirmation, nor the Agent's nor any Banks' solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company or the Guarantors with respect to any subsequent modifications consent or waiver with respect to the Credit Agreement or other Loan Documents. The Credit Agreement and each other Loan Document is in all respects hereby ratified and confirmed and, except as is expressly set forth in SECTION 2 hereof, neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any Default or Event of Default (whether or not known to the Agent, the Collateral Agent or any Bank) or any right, power or remedy of the Agent, the Collateral Agent or any Bank of any provision contained in the Credit Agreement or any other Loan Document, whether as a result of any Default or Event of Default or otherwise. This Agreement shall constitute a "Loan Document" for purposes of the Credit Agreement.

                  (b) The Company and each of the Guarantors hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Agent or any of the Banks occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the Obligations, the Liens securing such Obligations, or any of the terms or conditions of any Loan Document (it being understood that such acknowledgement and confirmation does not preclude the Company or the Guarantors from challenging the Agent's or any Bank's interpretation of any term or provision of the Credit Agreement or other Loan Document) and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Banks, the Agent and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "INDEMNIFIED PARTIES") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Credit Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Liens securing the Obligations or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto; PROVIDED, HOWEVER, THAT neither the Company nor any Guarantor hereby releases or holds harmless any Indemnified Party for actions or omissions by any such Indemnified Party constituting, or losses or expenses directly resulting from, the gross negligence or willful misconduct of such Indemnified Party.

                  SECTION 6. MISCELLANEOUS.

                  (a) EXECUTION IN COUNTERPARTS; GOVERNING LAW This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  (b) SECTION TITLES. The section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  (c) AGENT'S EXPENSE. The Company hereby agrees to promptly reimburse the Agent for all reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals fees, field exam fees and expenses and consultants fees and expenses, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation, administration and execution of the Loan Agreement, this Agreement or any document, instrument, agreement delivered pursuant to the Loan Agreement or this Agreement.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


WATERLINK, INC.
WATERLINK MANAGEMENT, INC.
WATERLINK SEPARATIONS, INC.
WATERLINK BIOLOGICAL WASTEWATER SYSTEMS, INC.
WATERLINK TECHNOLOGIES, INC.
BARNEBEY & SUTCLIFFE CORPORATION (a/k/a Barnebey Sutcliffe Corporation) C'TREAT OFFSHORE, INC. (f/k/a Chemitreat Services, Inc.)
WATERLINK N.S., INC.




By: /s/ Mark E. Brody
    ------------------
Name:
Title: Chief Financial Officer




















                                SIGNATURE PAGE TO
                          TWELFTH AMENDMENT AND WAIVER
                         Dated as of September 30, 2001

                           BANK OF AMERICA, N.A., as Agent and Collateral
                           Agent

                           By: /s/ Kristine D. Hyde
                               ---------------------------------------------

                           Title: Vice President
                                  ------------------------------------------



                           BANK OF AMERICA, N.A., Individually as a Bank and as Issuing Bank


                           By: /s/ Thomas E. Czerwinski
                               ---------------------------------------------

                           Title: Vice President
                                  ------------------------------------------


                           COMERICA BANK


                           By: /s/ Preeti Sarnaik
                               ---------------------------------------------

                           Title: Assistant Vice President
                                  ------------------------------------------


                           FIFTH THIRD BANK, CENTRAL OHIO


                           By: /s/ David Peura
                               ---------------------------------------------

                           Title: Assistant Vice President
                                  ------------------------------------------


                           HARRIS TRUST AND SAVINGS BANK


                           By: /s/ Michael J. Johnson
                               ---------------------------------------------

                           Title: Managing Director
                                  ------------------------------------------


                           PNC BANK, NATIONAL ASSOCIATION


                           By: /s/ James B. Horan
                               ---------------------------------------------

                           Title: Vice President
                                  ------------------------------------------


                           UNION BANK OF CALIFORNIA, N.A.


                           By: /s/ Christiana Creekpaum
                               ---------------------------------------------

                           Title: Vice President
                                  ------------------------------------------







                                SIGNATURE PAGE TO
                          TWELFTH AMENDMENT AND WAIVER
                         Dated as of September 30, 2001

                                                                         ANNEX 1
                                                                         -------



                             Compliance Certificate
                             ----------------------

                                    Attached.

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------



Bank of America, N.A., as Agent
for the Banks party to the Credit
Agreement referred to below
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  ________________

Ladies and Gentlemen:

                  This certificate is furnished to you by Waterlink, Inc. (the "COMPANY"), pursuant to Section 7.02(b) of that certain Amended and Restated Credit Agreement, dated as of June 27, 1997 and as amended and restated as of May 19, 1998, among the Company, the financial institutions party thereto (the "BANKS"), and Bank of America National Trust and Savings Association, as agent for such Banks (as the same has been heretofore and may be hereafter further amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), concurrently with the delivery of the financial statements required pursuant to Section 7.01 of the Credit Agreement. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.

                  The undersigned, on behalf of the Company, hereby certifies that:

                  (A) no Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto;

                  (B) the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in Sections 8.01(i) and (j), 8.05(d), (f) and (g), 8.15, 8.17 and 8.20 of the Credit Agreement, are true and correct as of _____________, ____(1) (the "COMPUTATION DATE"); and

                  (C) if the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, Attachment 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below.







--------------------------
(1) The last day of the accounting period for which financial statements are being concurrently delivered.

                  The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this _____ day of _____________, _____.


                                        WATERLINK, INC.



                                        By: _____________________________
                                              Name: _______________________
                                              Its:__________________________(2)













---------------------------
(2) To be executed by a Responsible Officer of the Company.

                                   SCHEDULE 1
                                   ----------


                                  COMPUTATIONS
                                  ------------


I.       Section 8.01 Liens
         ------------------

A.       Clause (i)
         ----------


1. Aggregate amount of obligations permitted to be secured:                     $1,000,000


2. Actual amount of obligations secured as of the date of determination:        $________


B.       Clause (j)
         ----------


1. Aggregate amount of obligations permitted to be secured:                     $1,000,000


2. Actual amount of obligations secured as of the date of determination:        $________


II.      Section 8.05 Indebtedness
         -------------------------

A.       Clause (d)
         ----------


1. Aggregate principal amount of Indebtedness permitted:                        $2,000,000


2. Actual amount of Indebtedness as of the date of determination
(including Indebtedness securing Liens permitted pursuant
         to Section 8.01(i) and (j)):                                           $________

B.       Clause (f)
         ----------

1. Aggregate principal amount of Indebtedness permitted:                        $6,500,000

2. Actual amount of Indebtedness as of the date of determination:               $________


B.       Clause (g)
         ----------

1. Aggregate principal amount of Indebtedness permitted:                        $10,000,000

2. Actual amount of Indebtedness as of the date of determination:               $_________

III.     Section 8.15 Collateral Value to Debt Ratio
         -------------------------------------------

1.       Date of Determination: ____________, ____.

2.  Required:                                                                   0.50 to 1.00

3.  Actual:

         (a)      net accounts receivable                     $____________

         (b)      inventory                                   $____________

         (c)      costs in excess of billings                 $____________

         (d)      sum of (a) through (c)                      $____________

         (e)      outstanding Loans                           $____________

         (f)      L/C Obligations in excess of $465,072       $____________

         (g)      sum of (e) and (f)                          $____________

         (h)      ratio of (d) to (g)                                           ____ to 1.00.


IV.      Section 8.17 Interest Coverage Ratio
         ------------------------------------

1.       Three months ending: ____________, ____.

2.  EBITDA for such period:                                                     $__________

3.  Consolidated Interest Expense for such period:                              $__________

4.  Ratio of (2) to (1):                                                        ___  to 1.00

5.  Required:                                                                   1.25 to 1.00

                                  ATTACHMENT 1
                                  ------------


                DESCRIPTION OF ANY DEFAULTS OR EVENTS OF DEFAULT
                ------------------------------------------------

                                  ATTACHMENT 2
                                  ------------


           DERIVATIONS REQUIRED TO CONFORM RELEVANT DATA IF FINANCIAL
              STATEMENTS WERE NOT PREPARED IN ACCORDANCE WITH GAAP
              ----------------------------------------------------